UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2009 (August 12, 2009)

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BANCORP RHODE ISLAND, INC.
(Exact name of registrant as specified in its charter)

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Rhode Island
(State or other jurisdiction of incorporation)

333-33182	05-0509802
(Commission File Number)	(IRS Employer Identification Number)

One Turks Head Place, Providence, Rhode Island 02903

(Address of principal executive offices)

(401) 456-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5.02.COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 12, 2009, the Compensation Committee of the Bank Rhode Island (the “Bank”), the principal subsidiary of Bancorp Rhode Island, Inc. (the “Registrant”), approved an amendment to its Supplemental Executive Retirement Plan (the “SERP”) providing for a $25,000 annual retirement benefit to Robert H. Wischnowsky, Executive Vice President for Operations and Technology and Chief Information Officer of the Bank, and Vice President of the Registrant.  This benefit will vest in 20% increments commencing on August 1, 2015.

On August 12, 2009, the Bank also approved an increase in the change of control benefit available to Linda H. Simmons, Treasurer and Chief Financial Officer of the Registrant and the Bank, under the SERP from $212,441 to $289,351.  This increased amount represents 70% of Ms. Simmons’ projected average base salary paid during the three consecutive years in which such compensation was the greatest reduced by employer contributions under the Registrant’s 401(k) plan and any social security offset, assuming continued employment of Ms. Simmons until age 65.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)Exhibits

Exhibit No.Exhibit

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP RHODE ISLAND, INC.

By: /s/ Merrill W. Sherman
Merrill W. Sherman
President & CEO

Date:  August 18, 2009